UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 17, 2015

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact Name of Registrant as Specified in its Charter)

Maryland (Sotherly Hotels Inc.)	001-32379 (Sotherly Hotels Inc.)	20-1531029 (Sotherly Hotels Inc.)
Delaware (Sotherly Hotels LP)	001-36091 (Sotherly Hotels LP)	20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 17, 2015, Sotherly Hotels Inc., a Maryland corporation (the “Company”), issued a press release announcing that the underwriters of its underwritten public equity offering have exercised in part their over-allotment option (the “Option”) pursuant to the terms of the Underwriting Agreement (the “Underwriting Agreement”), dated June 25, 2015, by and among the Company, Sotherly Hotels LP, a Delaware limited partnership of which the Company is the sole general partner, and Sandler O’Neill & Partners, L.P., as representative of the several underwriters listed therein, and have purchased 435,000 shares of the Company’s common stock, par value $0.01, from the Company (the “Over-Allotment Shares”) at a price of $7.11 per share less the underwriting discount. The press release is attached to the Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The legal opinion of Baker &McKenzie LLP relating to the legality of the Over-Allotment Shares purchased in connection with the Option is attached as Exhibit 5.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits

5.1	Opinion of Baker & McKenzie LLP with respect to the legality of the Over-Allotment Shares.

23.1	Consent of Baker & McKenzie LLP (included in the opinion filed as Exhibit 5.1).

99.1	Press Release of Sotherly Hotels Inc., dated July 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 17, 2015

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom Chief Operating Officer

SOTHERLY HOTELS LP

by its General Partner, SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
David R. Folsom Chief Operating Officer

Exhibit List

5.1	Opinion of Baker & McKenzie LLP with respect to the legality of the Over-Allotment Shares.

23.1	Consent of Baker & McKenzie LLP (included in the opinion filed as Exhibit 5.1).

99.1	Press Release of Sotherly Hotels Inc., dated July 17, 2015.

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